Exhibit 4.6
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                               AMENDMENT NUMBER 2
                                       TO
                10% CONVERTIBLE DEBENTURE DATED FEBRUARY 14, 2003
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         THIS IS AMENDMENT Number 2 ("this Amendment") that is being executed and delivered by and between Global Capital Funding Group, L.P., a Delaware limited partnership ("GCFG") and SmartServ Online, Inc., a Delaware corporation (the "Company"), and dated effective as of April 21, 2003 in order to amend that certain $1,100,000 Principal Amount 10% Convertible Debenture of the Company in favor of GCFG and dated as of February 14, 2003, as amended on April 3, 2003, (the "10% Convertible Debenture") and by which GCFG and the Company, in consideration of the mutual promises contained in the 10% Convertible Debenture and in this Amendment and other good and valuable consideration (the sufficiency, mutuality and adequacy of which are hereby acknowledged), hereby agree as follows:

         1. Amendment to Principal Amount. The principal amount of the 10% Convertible Debenture shall be increased to $1,250,000.

         2. No Other Effect on the 10% Convertible Debenture. Except as amended by this Amendment, the 10% Convertible Debenture remains in full force and effect.

         3. Effective Date. This Amendment is effective April 21, 2003.
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         4. Miscellaneous.
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               (a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. The parties to this Amendment agree to all definitions in this statement of the parties to this Amendment. A capitalized term in this Amendment has the same meaning as it has as a capitalized term in the 10% Convertible Debenture unless the context clearly indicates to the contrary.

               (b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of Delaware (except the laws of that jurisdiction that would render such choice of laws ineffective).

               (c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

                             SIGNATURE PAGE FOLLOWS


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         DULY EXECUTED and delivered by GCFG and the Company, on April 21, 2003 effective as set forth above.


                                            GCFG:
                                            ----

                                            GLOBAL CAPITAL FUNDING GROUP, L.P.
                                            By its General Partner, Global
                                            Capital Management Services, Inc.


                                            /s/ Michael S. Brown
                                            -----------------------
                                            Name:  Michael S. Brown
                                            Title: Treasurer




                                            Company:

                                            SMARTSERV ONLINE, INC.
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                                            By: /s/ Sebastian E. Cassetta
                                                Name:  Sebastian E. Cassetta
                                                Title: Chief Executive Officer